Exhibit 5.1

April 27, 2007

Board of Directors

J. C. Penney Corporation, Inc.

6501 Legacy Drive

Plano, Texas 75024-3698

Board of Directors

J. C. Penney Company, Inc.

6501 Legacy Drive

Plano, Texas 75024-3698

Ladies and Gentlemen:

As General Counsel of J. C. Penney Corporation, Inc., a Delaware corporation (“Company”) and J. C. Penney Company, Inc., a Delaware corporation (“Co-Obligor”), I am familiar with (i) the Restated Certificate of Incorporation of the Company and its Bylaws, as amended, and (ii) the Restated Certificate of Incorporation, as amended, of the Co-Obligor and its Bylaws, as amended.

I am also familiar with the corporate proceedings taken in connection with the sale of $300,000,000 aggregate principal amount of 5.75% Senior Notes Due 2018 and $700,000,000 aggregate principal amount of 6.375% Senior Notes Due 2036 (collectively, the “Debt Securities”) to be issued under an Indenture, dated as of April 1, 1994 (“Indenture”), among the Company, the Co-obligor and U.S. Bank National Association, Successor Trustee to Bank of America National Trust and Savings Association (“Successor Trustee”), which Indenture relates to the issuance and sale from time to time of debt securities, each series of which is to be offered on terms to be determined at the time of sale. I have examined the Registration Statement on Form S-3 (Commission File Nos. 333-142317 and 333-142317-01) filed by the Company and the Co-Obligor with the Securities and Exchange Commission (“Commission”) on April 24, 2007 (“Registration Statement”), which became effective on April 24, 2007, for the registration under the Securities Act of 1933, as amended (“Act”), of debt securities (which debt securities may be offered with warrants to purchase debt securities) to be made on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act. I have also examined a Prospectus Supplement dated April 24, 2007 (to the Prospectus dated April 24, 2007 which was included in the Registration Statement) relating to the Debt Securities in the form filed with the Commission pursuant to Rule 424(b)(5) under the Act and such other documents and records as I have deemed appropriate for purposes of this opinion.

Based upon the foregoing, I am of the opinion as follows:

1.	The execution and delivery of the Indenture and the issuance and sale of the Debt Securities have been validly authorized by the Company and the Co-Obligor and the Indenture constitutes a valid and binding obligation of the Company and the Co-Obligor in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

2.	The Debt Securities, when duly executed on behalf of the Company and the Co-Obligor, authenticated by or on behalf of the Successor Trustee, issued and sold as described in the Registration Statement (including the Prospectus and Prospectus Supplement relating thereto), and delivered by the Company in accordance with the Indenture will be validly issued and will constitute valid and binding obligations of the Company and the Co-Obligor in accordance with their terms and the terms of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and to general equitable principles.

The foregoing opinions are limited in all respects to the corporate laws of the State of Delaware and the federal laws of the United States of America, in each case, that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, and I do not express any opinions as to the laws of any other jurisdiction.

I hereby consent to the reference to me under the heading Legal Matters in the Prospectus included in Registration Statement and under the heading Legal Matters in the Prospectus Supplement.

Very truly yours,

/s/ Joanne L. Bober

Joanne L. Bober

General Counsel